UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive; Suite 100 San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2010, the board of directors of AMN Healthcare Services, Inc. (“AMN”) appointed Ms. Martha Marsh to serve as director of AMN, effective until her successor is duly elected and qualified, or until she resigns, is removed, or becomes disqualified.

Ms. Marsh served as President and Chief Executive Officer of Stanford Hospital & Clinics from April 2002 until her retirement on August 31, 2010. Previously, she served as the Chief Executive Officer of UC Davis Medical Center and the Chief Operating Officer of the UC Davis Health System from 1999 to 2002. Prior to that time, she served as the Senior Vice President for Professional Services and Managed Care at the University of Pennsylvania Health System, and before that as President and CEO of Matthew Thornton Health Plan in Nashua, New Hampshire.

As a new, non-employee director, Ms. Marsh received 6,275 restricted stock units and 5,397 stock appreciation rights, to purchase shares of AMN common stock at an exercise price of $5.32, the fair market value, based on the average price on September 20, 2010, and will receive a pro-rated annual retainer of $29,167.

Ms. Marsh was appointed to serve on AMN’s Corporate Governance and Compensation and Stock Plan Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES, INC.

Date: September 22, 2010	By:	/S/ SUSAN R. SALKA
Susan R. Salka
President and Chief Executive Officer